Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Travelport Worldwide Limited on Form S-8 of our report dated March 6, 2014, relating to the consolidated financial statements and financial statement schedule of Orbitz Worldwide, Inc. and subsidiaries appearing in the Prospectus included in the Registration Statement of Travelport Worldwide Limited on Form S-1, as amended (Registration Statement No. 333-196506).

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

September 30, 2014